Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2010 Results

  Revenue of $60.1M
  130 basis point sequential improvement in GAAP gross margin
  Cash and investments increased by $11.7M or 4.5% to $270.5M

CAMARILLO, Calif.--(BUSINESS WIRE)--May 20, 2009--SEMTECH CORPORATION (NASDAQ: SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported un-audited financial results for its first quarter of fiscal year 2010 that ended April 26, 2009.

Net revenues for the first quarter of fiscal year 2010 were $60.1 million, down 19 percent from the first quarter of fiscal year 2009 and down 4 percent compared to the fourth quarter of fiscal year 2009.

Net income for the first quarter of fiscal year 2010, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $4.9 million or 8 cents per diluted share. GAAP net income was $8.1 million or 13 cents per diluted share in the first quarter of fiscal year 2009 and $6.3 million or 10 cents per diluted share in the fourth quarter of fiscal year 2009.

GAAP gross profit margin for the first quarter of fiscal year 2010 was 54.5 percent compared to 54.8 percent in the first quarter of fiscal year 2009 and 53.2 percent in the fourth quarter of fiscal year 2009.

Semtech had $270.5 million of cash, cash equivalents and investments as of April 26, 2009, which was up from $258.8 million at the end of the fourth quarter of fiscal year 2009.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Despite a very difficult environment, Semtech delivered solid operating results in Q1. We expanded gross margins, lowered inventory and grew our cash balance.”

The results announced today are preliminary, as they are subject to customary quarterly review procedures by the Company’s independent registered public accounting firm. As such, these results are subject to revision until the Company files its Quarterly Report on Form 10-Q for the first quarter of fiscal year 2010.

Second Quarter Outlook

Semtech estimates net sales for the second quarter, which ends July 26, 2009, will increase between 4 percent to 8 percent on a sequential basis. GAAP earnings for the second quarter of fiscal year 2010 are expected to be 9 to 11 cents per diluted share.

Forward-Looking and Cautionary Statements This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the depth, extent and duration of current and continuing world wide economic disruption and uncertainty, at both a macro level, and as impacts the Company’s products, industry, and market sector, and the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2009, in the Company’s other filings with the SEC, and in material incorporated therein by reference. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

SEMTECH CORPORATION GAAP CONSOLIDATED STATEMENTS OF INCOME (Table in thousands - except per share amount)

	Three Months Ended
	April 26,	April 27,	January 25,
	2009	2008	2009
	Q1 2010	Q1 2009	Q4 2009
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$60,077	$74,444	$62,695
Cost of sales	27,345	33,653	29,345
Gross profit	32,732	40,791	33,350

Operating costs and expenses:
Selling, general and administrative	17,267	18,621	16,124
Product development and engineering	10,085	11,073	9,771
Acquistion related items	303	273	273
Restructuring charge	188	2,169	-

Total operating costs and expenses	27,843	32,136	26,168

Operating income	4,889	8,655	7,182

Interest and other income, net	1,290	1,740	403

Income before taxes	6,179	10,395	7,585
Provision for taxes	1,236	2,318	1,314

Net income	$4,943	$8,077	$6,271

Earnings per share:
Basic	$0.08	$0.13	$0.10
Diluted	$0.08	$0.13	$0.10

Weighted average number of shares:
Basic	60,321	61,352	60,291
Diluted	60,593	62,104	60,611

SEMTECH CORPORATION GAAP CONSOLIDATED STATEMENTS OF INCOME (Table stated as a percentage of revenue)

	Three Months Ended
	April 26,	April 27,	January 25,
	2009	2008	2009
	Q1 2010	Q1 2009	Q4 2009
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	100.0%	100.0%	100.0%
Cost of sales	45.5%	45.2%	46.8%
Gross profit	54.5%	54.8%	53.2%

Operating costs and expenses:
Selling, general and administrative	28.7%	25.0%	25.7%
Product development and engineering	16.8%	14.9%	15.6%
Acquistion related items	0.5%	0.4%	0.4%
Restructuring charge	0.3%	2.9%	0.0%

Total operating costs and expenses	46.3%	43.2%	41.7%

Operating income	8.1%	11.6%	11.5%

Interest and other income, net	2.1%	2.3%	0.6%

Income before taxes	10.3%	14.0%	12.1%
Provision for taxes	2.1%	3.1%	2.1%

Net income	8.2%	10.8%	10.0%

Note: Percentages may not add or calculate precisely due to rounding.

SEMTECH CORPORATION CONSOLIDATED BALANCE SHEETS (Table in thousands)

	April 26,	January 25,
	2009	2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$162,541	$147,666
Temporary investments	86,066	98,735
Receivables, less allowances	24,396	27,467
Inventories	26,149	27,986
Deferred income taxes	3,972	4,287
Other current assets	7,927	7,561
Total Current Assets	311,051	313,702

Property, plant and equipment, net	31,528	31,786
Long-term investments	21,874	12,414
Deferred income taxes	25,291	25,544
Goodwill	25,540	25,540
Other intangibles	4,088	2,091
Other assets	9,413	9,718
Total Assets	$428,785	$420,795

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$13,353	$10,653
Accrued liabilities	11,762	15,915
Income taxes payable	2,653	2,108
Deferred revenue	2,714	2,808
Accrued taxes	727	727
Deferred income taxes	1,571	1,604
Total Current Liabilities	32,780	33,815

Deferred income taxes - non current	150	101
Accrued taxes	3,604	3,563
Other long-term liabilities	5,905	5,296

Shareholders’ equity	386,346	378,020
Total Liabilities & Shareholders' Equity	$428,785	$420,795

The following information is provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. Management generally considers these items in managing and evaluating the performance of the business.

	Three Months Ended
	April 26,	April 27,	January 25,
	2009	2008	2009
Supplemental Information	Q1 2010	Q1 2009	Q4 2009
(in thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Acquisition related items	303	273	273
Option and restatement related expenses	409	55	491
Stock based compensation expense	4,767	4,822	2,635
Restructuring cost	188	2,169	-
Total before taxes	5,667	7,319	3,399
Associated tax effect	(1,441)	(2,020)	(828)
Total of supplemental information net of taxes	$4,226	$5,299	$2,571
	Three Months Ended
	April 26,	April 27,	January 25,
	2009	2008	2009
Stock Based Compensation Expense	Q1 2010	Q1 2009	Q4 2009
(in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$314	$404	$221
Selling, general and administrative	3,590	3,373	1,541
Product development and engineering	863	1,045	873
Total stock-based compensation	$4,767	$4,822	$2,635

CONTACT:
Semtech Corporation
Chris Rogers, Investor Relations
805-480-2004